EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157573 on Form S-3 and Registration Statements No. 333-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, and 333-164230 on Form S-8 of our reports dated February 25, 2011, relating to the consolidated financial statements of International Paper Company and subsidiaries (the “Company”), the consolidated financial statement schedule of the Company, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2010.

Memphis, Tennessee

February 25, 2011